UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported) October 28, 2005

                                    CDEX INC.

               (Exact Name of Registrant as Specified in Charter)



           Nevada                  000-49845                52-2336836
--------------------------------------------------------------------------------
  (State or Other Jurisdiction    (Commission              (IRS Employer
      of Incorporation)            File Number)           Identification No.)


            1700 Rockville Pick, Suite 400, Rockville, Maryland 20852
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (301) 881-0080

          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 3.02 Unregistered Sales of Equity Securities

Effective October 28, 2005, the Registrant and Baxa Corporation ("Baxa") entered into a Subscription Agreement (the "Agreement"), pursuant to which Baxa has agreed to purchase from the Registrant 1,825,000 shares of common stock, par value $.005 per share, at an aggregate price of $1,500,000. In addition, pursuant to the Agreement, the Registrant has issued to Baxa a warrant to purchase up to 1,216,000 shares of its Class A Common Stock at a price of $0.822 per share, exercisable within nine months of the effective date of the Agreement.

The shares and warrants issuable under the Agreement are being issued without registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as the transaction is not in connection with a public offering.

The Registrant is required, after completion of the investment under the Agreement, to invite a representative of Baxa to become a member of the Registrant's Board of Directors. The representative is to become a member of the Board of Directors within thirty days after Baxa notifies the Registrant of its intention to accept the representative board seat. The Registrant will then also nominate the representative to management's recommended slate of directors for the Registrant's next annual meeting.



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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                             CDEX INC.

Date:   November 2, 2005                     By: /s/ Malcolm H. Philips
                                                 ----------------------
                                                 Malcolm H. Philips
                                                 CEO/President